PUT AGREEMENT

PUT AGREEMENT (this "***Agreement***"), dated as of November 30, 2005 among AMERICAN BENEFIT RESOURCES, INC., a Connecticut corporation ("***ABR***"), IBF FUND LIQUIDATING LLC, a Delaware limited liability company ("***IBF***"), DCI MASTER LDC, a _______________ ("***DCI***") and DUNCAN CAPITAL GROUP LLC, a Delaware limited liability company ("***DCG***"). Certain capitalized terms used but not otherwise defined herein are defined in the Asset Purchase Agreement (as defined below).

WHEREAS, ABR and National Investment Managers Inc., a Florida corporation ("***NIM***"), have entered into that certain Asset Purchase Agreement, dated as of November 1, 2005 (the "***Asset Purchase Agreement***"); and

WHEREAS, one of the conditions to consummation of the transactions contemplated by the Asset Purchase Agreement is the execution and delivery of this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1. Definitions. For the purposes of this Agreement, the following terms shall have the meanings specified below:

(a) "***NIM Common Stock***" shall mean the common stock, par value $.001 per share, of NIM.

(b) "***NIM Shares***" shall mean 671,141 shares of NIM Common Stock, issued to ABR at the closing of the Asset Purchase as part of the Purchase Price.

(c) "***Put Price***" shall mean with respect to each share of NIM Common Stock which is put to DCI or DCG hereunder, $1,000,000 divided by the number of NIM Shares.

2. Put Option.

(a) On and after the second (2nd) anniversary of the date hereof until and including the third (3rd) anniversary of the date hereof (the "***Expiration Date***"), ABR (or IBF, to the extent any of the NIM Shares have been transferred by ABR to IBF) shall have the right at any time and from time to time, in its sole discretion, upon written notice thereof specifying the NIM Shares to be sold (the "***Put Notice***"), to sell to DCI or DCG (at the option of ABR or IBF, as the case may be; DCI or DCG, as applicable, is referred to herein as "Buyer"), all or any portion of the NIM Shares beneficially owned by it (the "***Put Option***") at a price per share equal to the Put Price. The right to sell the NIM Shares as provided herein may be exercised only by ABR and IBF and not by any transferee of either other than ABR and IBF.

(b) The closing of any purchase and sale of NIM shares (each, a "***Closing***") as provided herein shall occur at the offices of the Seller (as defined below) on a Business Day specified by the Seller by notice as provided in Section 4 hereof, not less than five (5) nor more

than twenty (20) Business Days from the date such notice is deemed to have been sent pursuant to Section 4.

(c) At each Closing, ABR and/or IBF (each, a "***Seller***") shall deliver the certificate or certificates representing the NIM Shares owned by such Seller to be sold to Buyer, free and clear of all liens and encumbrances, duly endorsed to Buyer or accompanied by separate powers sufficient for the transfer of all of Seller's right, title and interest in such NIM Shares to Buyer and Buyer, as applicable, in payment therefor, will pay to such Seller an amount by certified check or wire transfer of immediately available funds equal to the Put Price multiplied by the number of NIM Shares being sold.

3. Conditions to Obligation of Buyer. The obligation of Buyer to purchase each Seller's NIM Shares pursuant to the Put Options are subject to the closing of the Asset Purchase.

4. Notices. All notices, consents, waivers, requests and other communications hereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or a professional messenger service), or sent by facsimile or mailed first class, postage prepaid, by certified mail, return receipt requested, in all cases, addressed as follows:

if to the Buyer, to:

DCI Master LDC/Duncan Capital Group
830 Third Avenue, 14th Floor
New York, NY 10022
Attention: Michael Crow
Facsimile: ________________

with a copy to:

Cohen, Tauber, Spievack & Wagner LLP
420 Lexington Avenue
New York, NY 10170
Attention: Adam Stein, Esq.
Facsimile: (212) 586-5095

if to the Seller, to:

American Benefit Resources, Inc.
81 Main Street, Suite 501
White Plains, NY 10601
Attention: Chief Executive Officer
Facsimile: (914) 328-6678

with copies to:

IBF Fund Liquidating, LLC
c/o Kaye Scholer LLP
425 Park Avenue
New York, NY 10022
Attention: Arthur J. Steinberg, Esq., Manager
Facsimile: (212) 836-8564

and

Kaye Scholer LLP
425 Park Avenue
New York, NY 10022
Attention: Emanuel S. Cherney, Esq.
Facsimile: (212) 836-7152

All communications hereunder shall be in writing and shall be deemed to be duly given and received: (i) upon delivery if delivered personally or upon confirmed transmittal if by facsimile; (ii) on the next Business Day if sent by overnight courier; or (iii) four (4) Business Days after mailing if mailed by prepaid registered mail, return receipt requested, to the appropriate notice address set forth above or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.

5. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party hereto hereby irrevocably submits to the nonexclusive jurisdiction of the courts of the State of New York and of the United States of America sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that the venue thereof may not be appropriate, that such suit, action or proceeding is improper or that this Agreement or any of the documents referred to in this Agreement may not be enforced in or by said courts, and each party hereto irrevocably agrees that all claims with respect to such suit, action or proceeding may be heard and determined in such a New York state or federal court. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party in the manner provided in Section 4 and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

6. Publicity. Except as required by applicable law or the requirements of any securities exchange or market (in which case the text of the announcement shall be provided to the other parties (and the other parties shall be allowed reasonable time to comment) prior to dissemination to the public), no party shall make any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the other parties.

7. Amendments. This Agreement may not be modified, changed, amended, terminated or abandoned except in a writing signed by the parties hereto.

8. Entire Agreement. This Agreement contains the entire agreement and understanding of the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof.

9. Further Assurances. Each party shall cooperate and take such actions as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby and thereby.

10. Counterparts. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

11. No Third Party Rights. This Agreement is not intended and shall not be construed to create any rights in any persons other than the parties listed on the signature page hereto, and no person shall be entitled to assert any rights as third party beneficiary hereunder.

12. Termination. This Agreement shall terminate upon the later to occur of (i) the Expiration Date or (ii) the date of the last Closing of any Put Options that were exercised pursuant to Put Notices that were sent on or prior to the Expiration Date.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth in the first paragraph hereof.

AMERICAN BENEFIT RESOURCES, INC.

By:______________________
Name:
Title:

IBF FUND LIQUIDATING LLC

By:______________________
Name:
Title:

DCI MASTER LDC

By: [signature]
Name:
Title: CEO

DUNCAN CAPITAL GROUP LLC

By: [signature]
Name:
Title: CEO

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth in the first paragraph hereof.

AMERICAN BENEFIT RESOURCES, INC.

By: ______________________
Name: Lasker
Title: CEO

IBF FUND LIQUIDATING LLC

By: ______________________
Name: Arthur J. Steinberg
Title: Manager

DCI MASTER LDC

By: ______________________
Name:
Title:

DUNCAN CAPITAL GROUP LLC

By: ______________________
Name:
Title: